UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  December 4, 2008

WEINGARTEN REALTY INVESTORS
(Exact name of Registrant as specified in its Charter)

Texas	1-9876	74-1464203
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

2600 Citadel Plaza Drive, Suite 300, Houston, Texas 77008
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:  (713) 866-6000

Not applicable
(Former name or former address, if changed since last report)

ITEM 8.01.  OTHER EVENTS

Weingarten Realty Investors is filing this Form 8-K to update our historical financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2007 filed on February 29, 2008, for discontinued operations that have resulted from dispositions of real estate assets during the period from January 1, 2008 through September 30, 2008 in accordance with Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.”  This Current Report on Form 8-K updates the information in Items 1, 2, 6, 7 and 8 of our Form 10-K for the year ended December 31, 2007 to reflect those properties as discontinued operations for comparison purposes.

The information contained in this Current Report on Form 8-K is presented as of December 31, 2007, and other than as indicated above, has not been updated to reflect developments subsequent to that date.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

10.1	Amendment No. 3 to the Weingarten Realty Investors Retirement Benefit Restoration Plan dated November 17, 2008.
10.2	Amendment No. 3 to the Weingarten Realty Investors Deferred Compensation Plan dated November 17, 2008.
10.3	Amendment No. 3 to the Weingarten Realty Investors Supplemental Executive Retirement Plan dated November 17, 2008.
10.4	Amendment No. 1 to Weingarten Realty Investors 2001 Long Term Incentive Plan dated November 17, 2008.
10.5	The Savings and Investment Plan for Employees of Weingarten Realty Investors Amendment for the Final 415 Regulations dated November 17, 2008.
12.1	Computation of Ratios of Earnings to Combined Fixed Charges and Preferred Dividends.
23.1	Consent of Independent Registered Public Accounting Firm.
99.1
Item 1.  Business, Item 2. Properties, Item 6.  Selected Financial Data, Item 7.  Management’s Discussion and Analysis of Financial Condition and Results of Operations and Item 8.  Financial Statements and Supplementary Data.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEINGARTEN REALTY INVESTORS

Date: December 4, 2008	By:	/s/ Joe D. Shafer
Joe D. Shafer
Vice President/Chief Accounting Officer (Principal Accounting Officer)

INDEX TO EXHIBITS

10.1	Amendment No. 3 to the Weingarten Realty Investors Retirement Benefit Restoration Plan dated November 17, 2008.
10.2	Amendment No. 3 to the Weingarten Realty Investors Deferred Compensation Plan dated November 17, 2008.
10.3	Amendment No. 3 to the Weingarten Realty Investors Supplemental Executive Retirement Plan dated November 17, 2008.
10.4	Amendment No. 1 to Weingarten Realty Investors 2001 Long Term Incentive Plan dated November 17, 2008.
10.5	The Savings and Investment Plan for Employees of Weingarten Realty Investors Amendment for the Final 415 Regulations dated November 17, 2008.
12.1	Computation of Ratios of Earnings to Combined Fixed Charges and Preferred Dividends.
23.1	Consent of Independent Registered Public Accounting Firm.
99.1
Item 1.  Business, Item 2. Properties, Item 6.  Selected Financial Data, Item 7.  Management’s Discussion and Analysis of Financial Condition and Results of Operations and Item 8.  Financial Statements and Supplementary Data.